UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

AGAPE ATP CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	36-4838886
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,
Taman Desa, Kuala Lumpur, Malaysia (Postal Code: 58100).
(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

+(60) 192230099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	AATP	OTC Markets – Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Forfeiture of Common Stock

On February 7, 2022, Agape ATP Corporation (the “Company”) filed a Current Report on From 8-K (the “Original Form 8-K”) disclosing that, on January 21, 2022, there was a closing of share forfeiture agreements (the “Share Forfeiture Agreements”) between the Company and (i) HKC Talent Limited; (ii) various shareholders of the Company (the “Forfeiting Shareholders”), pursuant to which: (i) HKC Talent Limited had agreed to forfeit 41,750,000 shares of common stock of the Company, and (ii) the Forfeiting Shareholders had agreed to forfeit in aggregate 44,242,000 shares of common stock of the Company.

This Current Report on Form 8-K/A hereby amends Item 8.01 of the Original Form 8-K to disclose that the cancelation of an aggregate of 85,992,000 shares pursuant to the Share Forfeiture Agreements occurred on December 30, 2021. The cancelation of 41,750,000 shares of HKC Talent Limited was completed on January 19, 2022, and the cancelation of 44,242,000 shares of the Forfeiting Shareholders were completed on January 21, 2022.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 7, 2022	AGAPE ATP CORPORATION

	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, Chief Operating Officer President, Director, Secretary and Treasurer